Exhibit 99.1

Validus Holdings, Ltd. 29 Richmond Road Pembroke, HM 08 Bermuda

SHAREHOLDERS OF FLAGSTONE REINSURANCE HOLDINGS, S.A.
APPROVE VALIDUS ACQUISITION

Pembroke, Bermuda – November 28, 2012 – Validus Holdings, Ltd. (“Validus”) (NYSE: VR) today announced that, earlier today, at an Extraordinary General Meeting of Shareholders, the shareholders of Flagstone Reinsurance Holdings, S.A. (“Flagstone”) (NYSE: FSR) approved all matters required to be approved by Flagstone’s shareholders in order for Validus to acquire Flagstone, with the support of more than 99% of the shares voted at the meeting.

The transaction remains subject to the receipt of regulatory approval and the satisfaction of other customary conditions to closing.

About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”). Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.

This press release may include forward-looking statements, both with respect to Validus and Flagstone and their industry, that reflect their current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Validus’ and Flagstone’s control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. Validus believes that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) issues relating to claims and coverage that may emerge from changing industry practices or changing legal, judicial, social or other environmental conditions; 3) rating agency actions; 4) adequacy of Validus’ and Flagstone’s risk management and loss limitation methods; 5) competition in the insurance and reinsurance markets; 6) cyclicality of demand and pricing in the insurance and reinsurance markets; 7) adequacy of Validus’ and Flagstone’s respective loss reserves; 8) the estimates and judgments that Validus and Flagstone use in preparing their respective financial statements, which are more difficult to make than if Validus and Flagstone were mature companies; 9) retention of key personnel; 10) potential conflicts of interest with Validus’ and Flagstone’s respective officers and directors; 11) continued availability of capital and financing; 12) potential loss of business from one or more major insurance or reinsurance brokers; 13) the credit risk that each of Validus and Flagstone assume through their dealings with their respective insurance and reinsurance brokers; 14) Validus’ and Flagstone’s respective ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 15) the risk that Validus and Flagstone could be bound to policies that contravene their respective underwriting guidelines by managing general agents and other third parties who support certain of their businesses; 16) availability of reinsurance and retrocessional coverage; 17) the effect on Validus’ and Flagstone’s investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 18) the impact of currency fluctuations on Validus’ and Flagstone operating results; 19) the impact of heightened European sovereign debt risk on Validus’ and Flagstone’s fixed income portfolios; 20) the integration of Flagstone or other businesses Validus may acquire or new business ventures Validus may start; 21) the legal, regulatory and tax regimes under which Validus and Flagstone operate; and 22) acts of terrorism or outbreak of war, as well as management’s response to any of the aforementioned factors.

Additionally, the proposed mergers are subject to risks and uncertainties, including: (A) that Validus and Flagstone may be unable to complete the proposed mergers because, among other reasons, conditions to the closing of the proposed mergers may not be satisfied or waived; (B) uncertainty as to the timing of completion of the proposed mergers; (C) uncertainty as to the actual premium (if any) that will be realized by Flagstone shareholders in connection with the proposed mergers; (D) uncertainty as to the long-term value of Validus common shares; (E) failure to realize the anticipated benefits of the proposed mergers, including as a result of failure or delay in integrating Flagstone’s businesses into Validus; and (F) the outcome of any legal proceedings to the extent initiated against Validus, Flagstone and others following the announcement of the proposed mergers, as well as management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus’ most recent reports on Form 10-K and Form 10-Q and the risk factors included in Flagstone’s most recent reports on Form 10-K and Form 10-Q and other documents of Validus and Flagstone on file with the Securities and Exchange Commission (“SEC”). In addition to the risks described above, risks and uncertainties relating to the proposed mergers are more fully discussed in the definitive proxy statement/prospectus that was filed with the SEC on October 23, 2012. Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Each forward-looking statement speaks only as of the date of the particular statement and, except as may be required by applicable law, Validus undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events or otherwise. The contents of any website referenced in this press release are not incorporated by reference herein. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Contacts:
Investors:
Validus Holdings, Ltd.
Jon Levenson, Senior Vice President
+1-441-278-9000
or
Media:
Brunswick Group
Greg Faje / Beau Allen
+1-212-333-3810